                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          CYBERTEL COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)

                        4275 EXECUTIVE SQUARE, SUITE 510
                           LA JOLLA, CALIFORNIA 92037
                    (Address of principal executive offices)

            NEVADA                                       86-0862532
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                          CYBERTEL COMMUNICATIONS CORP.
                             2000 STOCK OPTION PLAN
                            (Full title of the plan)


                        4275 EXECUTIVE SQUARE, SUITE 510
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 646-7410
                      (Name, address, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED               PROPOSED
                                                          MAXIMUM                MAXIMUM
        TITLE OF                  AMOUNT                 OFFERING               AGGREGATE             AMOUNT OF
       SECURITIES                  TO BE                 PRICE PER              OFFERING            REGISTRATION
    TO BE REGISTERED            REGISTERED               SHARE(2)               PRICE(2)                 FEE
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
   $.001 par value(1)        2,500,000 shares             $5.5                 $13,750,000          $3,630
---------------------------------------------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Cybertel Communications Corp. 2000 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  (2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of Cybertel Communications Corp. as reported on
      August 10, 2000, on the Over-the-Counter Bulletin Board.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Cybertel Communications Corp. (the "COMPANY") relating to 2,500,000 shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), issuable to employees of the Company under the Cybertel Communications Corp. 2000 Stock Option Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), are incorporated herein by reference and made a part hereof:

      a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

      b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

      c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; and

      d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed under the Securities Act on August 2nd 1999, including any amendment or report filed for the purpose of updating such description.

                                       1
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      For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Nevada General Corporation Law and our Articles of Incorporation, our directors will have no personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. This does not eliminate or limit the liability of a director (i) for a breach of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, or
(v) for any transaction from which the director derived an improper personal benefit. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

      The Company's Bylaws require the Company to indemnify each director and officer of the Company who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor (collectively, a "PROCEEDING") by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all expenses and liabilities actually and reasonably incurred by him in connection with such Proceeding. This right to indemnification conferred by the Company's Bylaws is presumed to have been relied upon by the directors and officers of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals. Expenses of officers and directors incurred in defending a Proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. However, no indemnification or reimbursement will be permitted for expenses incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct or if a court of competent jurisdiction determines that he is not entitled to be indemnified by the corporation.

      The Articles of Incorporation do not exclude any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, and fully protects the Company, its directors, officers, employees and agents in taking any action or making any payment, or in refusing to do so, pursuant to a determination made by the corporation that indemnification of the director or the officer is or is not proper in the circumstances.

      The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior) except in the situations described in clauses (i) through (v) above. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law and permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company has the authority to indemnify such person against such liability and expenses.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
4.1               Certificate of Incorporation  of the Company and Amendments
                  thereto (filed on August 2nd, 1999, as an exhibit to the
                  Company's Registration Statement on Form 10-SB and
                  incorporated herein by this reference).

                                       3

4.2 Bylaws of the Company, as amended (filed on August 2nd, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

4.3               Cybertel Communications Corp. 2000 Stock Option Plan.

5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to the legality of the securities being registered.

23.1              Consent of Malone & Bailey, PLLC.

23.2 Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5 hereto).


ITEM 9. UNDERTAKINGS.

        (a)       The undersigned registrant hereby undertakes:

                  1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           i)       to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                          ii)       to reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         iii)       to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 11, 2000.

Cybertel Communications Corp.


By: /s/ RICHARD D. MANGIARELLI
    -------------------------------
        Richard D. Mangiarelli
        CEO, President and Director



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

SIGNATURE                                       TITLE                                               DATE
---------                                       -----                                               ----
By: /s/ RICHARD D. MANGIARELLI                                                                 August 11, 2000
    --------------------------                                                                 ---------------
Richard D. Mangiarelli                          CEO, President and Director

By: /S/ PAUL J. MILLS                                                                          August 11, 2000
    --------------------------                                                                 ---------------
Paul J. Mills                                   Secretary and Director

By: /S/ JOHN E. JORDAN                                                                         August 11, 2000
    --------------------------                                                                 ---------------
John E. Jordan                                  Director

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION
-----------                -----------
4.1                        Certificate of Incorporation of the Company and
                           Amendments thereto*

4.2                        Bylaws of the Company*

4.3                        Cybertel Communications Corp. 2000 Stock Option Plan

5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of the securities being registered

23.1 Consent of Malone & Bailey, PLLC.as to financial statements incorporated by reference

23.2                       Consent of Luce, Forward, Hamilton & Scripps LLP
                           (contained in Exhibit 5 hereto)



*  Incorporated by reference.


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